UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 17, 2005

Chiquita Brands International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New Jersey	1-1550	04-1923360
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

250 East Fifth Street, Cincinnati, Ohio		45202
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	513-784-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 8.01 Other Events.

Chiquita Brands International, Inc. (the "Company") is filing as exhibits to this Current Report on Form 8-K recent amendments to three agreements previously filed as exhibits. They are briefly described below.

Effective November 18, 2005, the Company and Chiquita Brands L.L.C. (the "Borrower"), the main operating subsidiary of the Company, entered into an amendment of their credit agreement (the "Credit Agreement") with a syndicate of bank lenders. The amendment modifies the interest rate and prepayment provisions. As a result of the amendment, the interest rate on the Term Loan B and the Term Loan C was lowered from LIBOR plus 2.5% to LIBOR plus 2%.

On November 17, 2005, the Board of Directors approved an amended and restated Directors Deferred Compensation Program to conform the provisions to Internal Revenue Code §409A and change the manner of crediting dividends.

On November 22, 2005 the Company approved a revised form of restricted share agreement for use with employees, including executive officers, under the Company’s 2002 Stock Option and Incentive Plan.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

10.1 Amendment No. 1 to the Credit Agreement, effective November 18, 2005, among Chiquita Brands L.L.C., Chiquita Brands International, Inc., certain financial institutions as lenders, and Wachovia Bank, National Association as administrative agent.

10.2 Amended and Restated Directors Deferred Compensation Program approved November 17, 2005.

10.3 Form of Restricted Share Agreement for use with employees, including executive officers, approved on November 22, 2005.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chiquita Brands International, Inc.

November 23, 2005	By:	/s/Robert W. Olson

Name: Robert W. Olson
Title: Senior Vice President, General Counsel and Secretary

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Credit Agmt. - Amend. No. 1
10.2	DDCP
10.3	Form of Restricted Share Agmt.